UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 21, 2006
Date of Report (Date of earliest event reported)
AMH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-115543 (Commission File Number)	16-1693178 (IRS Employer Identification No.)
3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)
(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EX-10.1 Employment Agreement
EX-99.1 Press Release

Item 1.01	Entry into a Material Definitive Agreement
On August 21, 2006, Associated Materials Incorporated (“AMI” or the “Company”), a wholly-owned subsidiary of Associated Materials Holdings, Inc. (“Holdings”), a wholly-owned subsidiary of AMH Holdings, Inc. (“AMH”) entered into an employment agreement (the “Employment Agreement”) with Mr. Thomas N. Chieffe, pursuant to which Mr. Chieffe will serve as AMI’s President and Chief Executive Officer. The material terms of this Employment Agreement are summarized in item 5.02(c) to this Form 8-K, which summary is herein incorporated by reference. A copy of the Employment Agreement, effective August 21, 2006, by and between AMI and Mr. Chieffe is attached as Exhibit 10.1 hereto.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(c) On August 21, 2006, Mr. Chieffe, age 48, was appointed President and Chief Executive Officer of the Company. Mr. Chieffe’s appointment will be effective as of October 2, 2006 (the “Commencement Date”) at which time he will succeed Dana R. Snyder, who is currently serving as the Company’s Interim President and Chief Executive Officer. Pursuant to the terms of the Employment Agreement, Mr. Chieffe was also appointed director of AMI, Holdings, AMH, and AMH’s parent corporation, AMH Holdings II, Inc. Such service as a director will be without additional compensation, other than as set forth below.
Mr. Chieffe joins the Company having worked for Masco Corporation from 1993 to 2006 in various leadership positions, including Group Vice President, Retail Cabinets, from 2005 to 2006, President and Chief Executive Officer of Kraftmaid Cabinetry, Inc., from 2001 to 2005, General Manager of Kraftmaid from 1999 to 2001, Executive Vice President of Operations for Kraftmaid from 1996 to 1999, and Group Controller from 1993 to 1996.
The initial term of the Employment Agreement is two years beginning on the Commencement Date. The terms of the Employment Agreement provide that on the second anniversary of the Commencement Date and each successive anniversary thereof, the term of the Employment Agreement will be automatically extended for one year unless AMI gives Mr. Chieffe notice not to extend the Employment Term. The Employment Agreement provides for a base salary of $500,000 per year, subject to annual review by AMI’s board of directors. Pursuant to the Employment Agreement, Mr. Chieffe will be eligible to earn an annual incentive bonus calculated as a specified percentage of his base salary contingent upon the achievement of defined EBITDA hurdles with respect to each calendar year. Notwithstanding the foregoing, Mr. Chieffe will be eligible to receive an annual incentive bonus for 2006 of $250,000 and an annual bonus for 2007 of at least 50% of his base salary. The Employment Agreement also provides for participation in employee benefit plans made available to other executives of AMI.
Mr. Chieffe is also eligible for equity-based performance incentives. In the event that Mr. Chieffe is continuously employed through December 31, 2006, he will be eligible to receive an initial performance-based bonus of $1.5 million, provided that Mr. Chieffe is continuously employed by the Company through December 31, 2007, or such continuous employment during the calendar year 2007 is terminated by the Company without Cause or by Mr. Chieffe for Good Reason as those terms are defined in the Employment Agreement. In addition, beginning with

2007, Mr. Chieffe is eligible to receive a long-term performance-based bonus of $2.0 million per year through 2011 provided the Company achieves specified EBITDA targets set forth for each year and provided that Mr. Chieffe has been continuously employed by the Company through December 31 of each such calendar year. The provisions for the long-term performance-based bonus provide that should a shortfall in the applicable EBITDA target occur in any single year, to the extent EBITDA levels exceed the targets in future years, excess amounts can be applied to prior shortfalls in reverse chronological order, provided that Mr. Chieffe is employed by the Company through December 31 of the succeeding calendar year. The long-term performance-based bonus only becomes payable upon the occurrence of a Liquidity Event as defined in the Employment Agreement. The conditions for the long-term performance-based bonus also provide that upon the occurrence of a Liquidity Event, provided that Mr. Chieffe has been continuously employed by the Company through the date of such Liquidity Event, one-half of any unearned long-term performance-based bonus will be payable to Mr. Chieffe should the Equity Value (as defined in the Employment Agreement) arising from such Liquidity Event be at least equal to $550 million. The second half of any unearned long-term performance-based bonus will be payable should the Equity Value arising from such Liquidity Event be at least equal to $750 million. Finally, provided Mr. Chieffe is continuously employed through the date of a Liquidity Event occurring after December 31, 2006, he is eligible for an additional incentive transaction bonus of up to $10 million that is based on Equity Value hurdles as defined in the Employment Agreement. All amounts that are payable under the initial performance-based bonus, the long-term performance-based bonus and the incentive transaction bonus are payable within 30 days of a Liquidity Event or when such amounts can be paid without additional taxes or penalties under Section 409A of the Internal Revenue Code of 1986, as amended.
The Employment Agreement provides that if Mr. Chieffe’s employment is involuntarily terminated by the Company without Cause, or by Mr. Chieffe for Good Reason, he will be entitled to the following severance compensation: (1) severance equal to his base salary immediately prior to the date of termination of his employment for the longer period of twelve months or the remaining Employment Term and (2) if after January 1, 2007, a pro rata portion of any annual incentive bonus payable for the year of termination.
The Employment Agreement includes non-competition, non-solicitation, confidentiality and other restrictive covenants.
Capitalized terms used but not defined herein have the meaning provided for in the Employment Agreement.
A copy of the Employment Agreement, dated as of August 21, 2006 by and between AMI and Mr. Cheiffe is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Document

10.1	Employment Agreement, dated as of August 21, 2006, by and between Associated Materials Incorporated and Thomas N. Chieffe.

99.1	Press Release, dated August 23, 2006.

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 21, 2006, by and between Associated Materials Incorporated and Thomas N. Chieffe.

99.1	Press Release, dated August 23, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED MATERIALS INCORPORATED
DATE: August 23, 2006	By:	/s/ D. Keith LaVanway
D. Keith LaVanway
Vice President — Finance, Chief Financial Officer, Treasurer and Secretary